Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

§
In re:	§	Case No. 09-31828(BJH)
§
IDEARC INC., et al.,	§	(Chapter 11)
§
Debtors.(1)	§	(Jointly Administered)

FIRST AMENDED JOINT PLAN OF REORGANIZATION
OF IDEARC INC., ET AL., DEBTORS
(AS MODIFIED)

Toby L. Gerber (SBT 07813700)

Kristian W. Gluck (SBT 24038921)

Ryan E. Manns (SBT 24041391)

FULBRIGHT & JAWORSKI L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas  75201-2784

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

and

Berry D. Spears (SBT 18893300)

Anna Maria Mendez (SBT 24055960)

FULBRIGHT & JAWORSKI L.L.P.

600 Congress Avenue, Suite 2400

Austin, Texas  78701-3271

Telephone: (512) 474-5201

Facsimile: (512) 536-4598

Counsel for Debtors and Debtors-in-Possession

As Modified:  December 21, 2009

(1)   The Debtors in these related cases are:  Idearc Inc., Idearc Information Services LLC, Idearc Media LLC, Idearc Media Services-East Inc., Idearc Media Services-West Inc., Idearc Media Sales West Inc., Idearc Media Sales-East LLC, Idearc Media Sales-East Co., License Application Corporation and Second License Application Corporation.

i

ii

		Page

10.14	Revocation, Withdrawal, or Non-Consummation	42
10.15	Notices	42
10.16	Computation of Time	43

iii

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
IDEARC INC., ET AL., DEBTORS

INTRODUCTION

Idearc Inc., Idearc Information Services LLC, Idearc Media LLC, Idearc Media Services — East Inc., Idearc Media Services — West Inc., Idearc Media Sales — West Inc., Idearc Media Sales — East LLC, Idearc Media Sales — East Co., License Application Corporation, and Second License Application Corporation (collectively, the “Debtors”) hereby propose this First Amended Joint Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) for the resolution of their outstanding claims and interests.  Reference is made to the First Amended Disclosure Statement that the Debtors distributed contemporaneously herewith (as amended, modified, or supplemented from time to time, the “Disclosure Statement”) for a discussion of the Debtors’ history, businesses, assets, results of operations, projections for future operations and risk factors, and a summary and analysis of the Plan and certain related matters, including distributions to be made under the Plan.  The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code (as defined in Section 1.2 of the Plan).

All holders of claims who are entitled to vote on the Plan are encouraged to read each of the Plan and the Disclosure Statement in its entirety before voting to accept or reject the Plan.  Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined in Section 1.2 of the Plan) and Article 10 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

1.                                      RULES OF CONSTRUCTION AND DEFINITIONS

1.1           Rules of Construction

(a)           For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in Section 1.2 of the Plan.  Any capitalized term used in the Plan that is not defined in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

(b)           Whenever the context requires, terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

(c)           Any reference in the Plan to (i) a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and (ii) an existing document, exhibit, or other agreement means such document, exhibit or other agreement as it may be amended, modified, or supplemented from time to time.

(d)           Unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan.

(e)           The words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan.

(f)            Captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.

(g)           The rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.2           Definitions

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the Credit Agreement.

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(2) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including, without limitation, wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (ii) Professional Fee Claims, (iii) Substantial Contribution Claims, (iv) all fees and charges assessed against the Estates under Section 1930 of Title 28 of the United States Code, and (v) Cure payments for contracts and leases that are assumed under Section 365 of the Bankruptcy Code.

“Allowed” means a Claim (i) that is a Filed Claim and as to which either (a) no objection to its allowance has been timely filed, or (b) any objection to its allowance has been settled or withdrawn by the Debtors or has been denied by a Final Order; (ii) that is not Disputed by the Debtors in the Schedules; (iii) that has been listed in the Schedules as Disputed by the Debtors but has been settled, determined, resolved or adjudicated, as the case may be, in the procedural manner in which such Claim would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced; (iv) that has been expressly allowed in the Plan; or (v) that has been adjudicated before the Bankruptcy Court and is allowed by a Final Order; provided, however, that except as set forth in Sections 10.7, 10.8 and/or 10.10 of this Plan, all Allowed Claims shall remain subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510.

“Allowed Rejection Damages Claim Amount” means an amount no greater than the amount calculated in accordance with Section 502(b)(6) of the Bankruptcy Code.

“Bankruptcy Code” means Sections 101 et seq., of title 11 of the United States Code, as now in effect or hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Bar Date” means the last day for holders of Claims to file Claims against the Debtors with the Bankruptcy Court, which date is August 10, 2009, for the filing of general Proofs of Claim and September 26, 2009, for the filing of governmental Proofs of Claim.

“Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Rule 9006(a) of the Bankruptcy Rules), on which commercial banks are open for business in New York, New York and Dallas, Texas.

“Cash” means legal tender of the United States or equivalents thereof.

“Cash Collateral Order” means, collectively, the interim order and the final order entered by the Bankruptcy Court on April 1, 2009, and April 29, 2009, respectively, authorizing the Debtors to use the cash collateral of the Lenders and granting adequate protection to the Lenders.

“Chapter 11 Case” means the jointly administered cases of the Debtors under Chapter 11 of the Bankruptcy Code.

“Claim” means (i) the right to payment against any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

“Claims Agent” means Kurtzman Carson Consultants LLC.

“Class” means a category of holders of Claims or Interests, as described in Article 2 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confirmation” means confirmation of the Plan by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

“Confirmation Date” means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

“Confirmation Hearing” means the hearing to consider Confirmation of the Plan under Section 1128 of the Bankruptcy Code.

“Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan.

“Convenience Claim” means an Allowed General Unsecured Claim, including Allowed Rejection Damages Claims, or Unsecured Note Claim, in respect of which the holder thereof has elected, in its sole discretion, to classify all, but not less than all, of such holder’s General Unsecured Claims, including Rejection Damages Claims, or Unsecured Note Claim, as applicable, as one Convenience Claim.

“Credit Agreement” means that certain Credit Agreement, dated as of November 17, 2006, by and among the Administrative Agent, Idearc, as borrower, and the Lenders, as the same may have been subsequently modified, amended, or supplemented, together with all collateral and other documents, promissory notes, guarantees, instruments and agreements related thereto.

“Credit Facility Claim” means a Claim arising or existing under or related to any of the following indebtedness issued pursuant to, or otherwise collateralized pursuant to, the Credit Agreement, the Swap Agreements or the Guarantee and Collateral Agreement: (i) approximately $6.2 billion in principal amount (after giving effect to the adequate protection payment made pursuant to the Cash Collateral Order) outstanding under the Credit Agreement and (ii) the Swap Obligations.

“Creditor” means any Person who holds a Claim against any of the Debtors.

“Creditors Committee” means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case on April 14, 2009, as reconstituted from time to time.

“Cure” means, with respect to the assumption of a contract or lease pursuant to Section 365(b) of the Bankruptcy Code, (i) the distribution of Cash, or the distribution of such other property as may be agreed upon by the parties thereto or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by such parties under a contract or lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law, or (ii) the taking of such other actions as may be agreed upon by such parties or ordered by the Bankruptcy Court.

“Debtors” has the meaning set forth in the introductory paragraph of the Plan, and includes such entities in their capacity as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

“Disbursing Agent” means Reorganized Idearc or any other Person designated by the Debtors in their sole discretion on or before the Effective Date to serve as disbursing agent under the Plan, or, with respect to the Unsecured Note Claims, the Indenture Trustee or such other Person as the Indenture Trustee designates.

“Disclosure Statement” has the meaning set forth in the introductory paragraph of the Plan, as subsequently may be amended, supplemented, or modified from time to time, and that is prepared, approved and distributed in accordance with Section 1125 of the Bankruptcy Code and Rule 3018 of the Bankruptcy Rules.

“Disputed” means, with respect to a Claim, (i) if a Proof of Claim bar date for such Claim has been established pursuant to a Final Order, (a) a Claim as to which a Proof of Claim is not timely filed, (b) a Filed Claim as to which the time period set for the Debtors to file an objection to such Claim has not expired, or (c) a Filed Claim as to which the Debtors have timely filed an objection but the Claim has not been settled by the Debtors or determined, resolved, or adjudicated by Final Order; (ii) if a Proof of Claim bar date has not been established for such Claim, a Claim as to which (a) the Debtors dispute their liability in any manner that would have been available to them had the Chapter 11 Case not been commenced, and (b) the liability of the Debtors has not been settled by the Debtors or determined, resolved, or adjudicated by final, non-appealable order of a court or other tribunal of competent jurisdiction; (iii) that has been expressly disputed in the Plan; or (iv) that has been permitted to be adjudicated before the Bankruptcy Court and has not been allowed by a Final Order.

“Distributable Cash” means all Cash on hand held by the Debtors on the Effective Date in excess of an amount which shall not be less than $270 million (inclusive of the $120 million to be distributed to Holders of Allowed Claims in Sub-Class 1 of Class 4 pursuant to Article 3.3(b)(1) of the Plan) but which shall be subject to certain adjustments, as may be agreed by the Debtors and the Administrative Agent, to account for normalized levels of accounts payable for the Reorganized Debtors, restructuring-related expenses incurred during the Chapter 11 Case prior to the Effective Date or under the Plan and to be paid after the Effective Date, and estimated tax payments for the 2009 tax year to be made by the Reorganized Debtors after the Effective Date, the initial calculation of which shall be filed in the Plan Supplement.

“Distribution Date” means, (i) for any Claim that is an Allowed Claim on the Effective Date, (a) for any portion that was due prior to the Effective Date on or as soon as practicable after the Effective Date but not later than the first Business Day that is 20 days after the Effective Date or (b) for any portion that is due after the Effective Date, at such time as such portion becomes due in the ordinary course of business and/or in accordance with its terms; (ii) for any Claim that is not an Allowed Claim on the Effective Date, the later of (a) the date on which the applicable Debtor becomes legally obligated to pay such Claim; and (b) the date on which the Claim becomes an Allowed Claim; provided, however, that a later date may be established by order of the Bankruptcy Court upon motion of the Debtors, the Reorganized Debtors, or any other party.

“Distribution Record Date” means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

“Effective Date” means the Business Day upon which all conditions to the consummation of the Plan as set forth in Section 8.2 of the Plan have been satisfied or waived as provided in Section 8.3 of the Plan, and is the date on which the Plan becomes effective.

“Electing Holder” means an Eligible Subscriber who has timely executed and delivered a Plan Election.

“Eligible Subscriber” means each holder of an Allowed Class 3 Claim and an Allowed Class 4 Unsecured Note Claim or Allowed Class 4 General Unsecured Claim, but excluding the Standby Purchasers.

“Employee Programs” means all of the Debtors’ employee benefit programs, plans, policies, and agreements, including, without limitation, (i) all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) all employee pension benefit plans within the meaning of Section 3(2) of ERISA, (iii) all employment, bonus, retention, long and short-term incentive, executive transition and other severance, compensation, and other similar agreements, and (iv) all other employee compensation, benefit, and reimbursement programs, plans, policies, and agreements, but excluding any equity incentive plans, equity ownership plans, or any equity-based plans of any kind of the Debtors.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Estate” means, individually, the estate of each Debtor in the Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Filed Claim” means a Claim for which a Proof of Claim has been (i) timely filed with the Claims Agent prior to the Bar Date, or (ii) filed with the Claims Agent after the Bar Date but deemed to have been filed prior to the Bar Date pursuant to a Final Order of the Bankruptcy Court.

“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, or the docket of any such other court, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

“General Unsecured Claim” means an unsecured Claim in respect of which the holder thereof has not elected to have such Claim classified as a Convenience Claim, and that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Unsecured Credit Facility Claim, Unsecured Note Claim or Subordinated Claim.  This definition specifically includes, without limitation, any Rejection Damages Claim or any Claim for penalties on, with respect to, or arising in connection with, any Priority Tax Claim or Secured Tax Claim.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of November 17, 2006, by and among the Administrative Agent, Idearc and the Subsidiary Debtors parties thereto, as the same may have been subsequently modified, amended, or supplemented, together with all collateral and other documents, instruments and agreements related thereto.

“Idearc” means Idearc Inc., a Delaware corporation and the ultimate parent corporation of the Subsidiary Debtors.

“Idearc Interest” means, collectively, all equity interests in Idearc outstanding prior to the Effective Date, including, without limitation, any preferred stock, common stock, restricted stock, restricted stock units, stock options or any other equity-based award settled in shares or other right to purchase the stock of Idearc (whether or not arising under or in connection with any employment agreement), together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in Idearc prior to the Effective Date.

“Impaired” means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

“Indemnification Obligation” means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution pursuant to by-laws, partnership agreements, limited liability company agreements, articles or certificates of incorporation or similar organizational documents or pursuant to contracts or otherwise.

“Indenture” means that certain Indenture dated as of November 17, 2006, among Idearc, the Subsidiary Debtors named therein as guarantors and the Indenture Trustee, which Indenture governs all obligations arising under or in connection with the Unsecured Notes.

“Indenture Trustee” means U.S. Bank National Association, or its successor, in its capacity as an indenture trustee for the Unsecured Notes.

“Indenture Trustee Expenses” means any reasonable, unpaid fees of the Indenture Trustee, and reasonable, unpaid out-of-pocket costs and expenses, including reasonable fees and expenses of counsel, incurred by the Indenture Trustee through the Effective Date, except any such costs and expenses as may be attributable to the Indenture Trustee’s negligence or willful misconduct.

“Interest” means the legal, equitable, contractual, or other rights of any Person (i) with respect to Idearc Interests, (ii) with respect to Subsidiary Interests, or (iii) to acquire or receive either of the foregoing.

“Lease Rejection Motion” means any motion filed by the Debtors in the Bankruptcy Court wherein the Debtors seek to reject certain of their leases of nonresidential real property.

“Lenders” means the holders of the Credit Facility Claims; provided, however, that Verizon is not included as a “Lender” for purposes of the Plan.

“Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation.

“Litigation Rights” means the claims, rights of action, suits, or proceedings, including applicable privileges, including the right to object to claims, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, including, without limitation, claims or causes of action arising under or pursuant to Chapter 5 of the Bankruptcy Code.

“Litigation Trust” means the trust to be established on the Effective Date pursuant to the Litigation Trust Agreement for the sole benefit of certain Class 4 Claims to hold the Litigation Trust Rights.

“Litigation Trustee” means the trustee of the Litigation Trust appointed under the Litigation Trust Agreement.

“Litigation Trust Advisory Committee” means a three (3) member committee, two (2) of which members shall be appointed by the Creditors Committee, and one (1) of which members shall be appointed by the Administrative Agent, to serve as advisors to the Litigation Trustee as set forth in the Litigation Trust Agreement.

“Litigation Trust Agreement” means the agreement to be created pursuant to Section 5.12 of the Plan.

“Litigation Trust Rights” means the Litigation Rights of the Debtors and the Debtors’ Estates consisting of claims or causes of action, including applicable privileges, (i) arising under or pursuant to Chapter 5 of the Bankruptcy Code, which include, but are not limited to, actions involving setoffs, preferences and fraudulent transfers (except for such claims and causes of action against Persons, other than Verizon, that are designated in writing by the Reorganized Debtors, the pursuit of which by the Litigation Trust, in the reasonable judgment of the Reorganized Debtors, would interfere with the business of the Reorganized Debtors), and (ii) belonging to the Debtors and the Debtors’ Estates against the Debtors’ officers or directors, but only to the extent that insurance coverage exists for such claims or causes of action and further limited to the proceeds of such insurance coverage.  Unless otherwise released or enjoined by the Plan, compromise approved by the Bankruptcy Court, or other order of the Bankruptcy Court, Litigation Trust Rights shall also include all claims and causes of action of the Debtors and the Estates, including applicable privileges, against Verizon, Houlihan, Lokey, Howard and Zukin Financial Advisors, Inc. and other Persons relating to the spinoff of the Debtors from Verizon, including, without limitation, avoidance causes of action under Bankruptcy Code sections 544, 547, 548, 550 and 551 and claims and causes of action for (a) breach of fiduciary duty, (b) fraud, (c) fraud in the inducement, (d) aiding and abetting a breach of fiduciary duty, (e) illegal dividends, (f) unjust enrichment, and (g) violations of state and federal securities laws or other applicable state or federal law.  Causes of Action against the Debtors’ officers and directors shall be limited as set forth in the Plan.

“New Board” means the Board of Directors of Reorganized Idearc to be approved pursuant to the Plan to serve as of the Effective Date and identified in the Plan Supplement.

“New Common Stock” means the new common stock of Reorganized Idearc to be authorized and issued under Section 5.6 of the Plan, with terms substantially as set forth in the New Idearc Governing Documents to be included in the Plan Supplement.

“New Equity Incentive Plan” means the new equity incentive plan of Reorganized Idearc to be adopted by the New Board pursuant to Section 5.7 of the Plan.

“New Idearc Governing Documents” means the certificate of incorporation of Reorganized Idearc, Standby Purchase Agreement, the by-laws of Reorganized Idearc in the form annexed to the Standby Purchase Agreement, and any other governing corporate document with respect to Reorganized Idearc.

“New Securities” means, collectively, the New Common Stock and any other securities issued pursuant to the Plan.

“New Term Loans” means the senior secured term loans in the original aggregate principal amount of $2.75 billion to be issued to the holders of Secured Credit Facility Claims by Reorganized Idearc, guaranteed by the Reorganized Subsidiaries and collateralized by substantially all the assets (including Cash) of the Reorganized Debtors pursuant to the New Term Loan Agreement.

“New Term Loan Agreement” means that certain Term Loan Agreement to be entered into by Reorganized Idearc as borrower as of the Effective Date pursuant to which the New Term Loans will be issued.

“Old Securities” mean collectively, the Idearc Interests, the Unsecured Notes, and any other note, bond, or indenture evidencing or creating any public indebtedness or obligation of any Debtor.

“Other Priority Claim” means a Claim against any of the Debtors entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Other Secured Claim” means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than a Secured Credit Facility Claim.

“PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation created by ERISA to administer the mandatory pension plan termination insurance program established under Title IV of ERISA.

“Pension Plans” has the meaning set forth in Section 6.4 of the Plan.

“Person” means any person, individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

“Petition Date” means March 31, 2009, the date on which the Debtors filed their petitions for relief commencing the cases that are being administered as the Chapter 11 Case.

“Plan” has the meaning set forth in the introductory paragraph of the Plan and includes all exhibits, as the same may be amended, modified, or supplemented from time to time.

“Plan Election” means the exercise of an election by an Eligible Subscriber pursuant to the Plan, which election shall be made solely in each such Eligible Subscriber’s discretion, to receive cash in lieu of some or all of the shares of New Common Stock such Eligible Subscriber would otherwise be entitled to receive under the Plan in an amount equal to the value of such shares based on a $260 million equity value or, if the Standby Purchasers elect to increase the price per share payable under the Standby Purchase Agreement, such greater price; provided, that if the number of shares of New Common Stock subject to Plan Elections exceeds the number of shares of New Common Stock equal to 45% of the shares of New Common Stock outstanding as of the Effective Date minus the number of shares of New Common Stock which the Standby Purchasers will receive under the Plan on account of their Claims, then the number of shares of New Common Stock subject to all of the Plan Elections will be reduced pro rata among all Electing Holders; provided further, that in the event of such a pro rata reduction, each Electing Holder shall receive cash for a fewer number of shares than such Electing Holder selected in its Plan Election, and shares of New Common Stock for the balance of the shares selected in such Electing Holder’s Plan Election.

“Plan Supplement” means the supplement to the Plan containing, without limitation, the forms of the New Idearc Governing Documents, the Reorganized Subsidiary Governing Documents, the Litigation Trust Agreement, the Registration Rights Agreement, the New Term Loan Agreement, the New Equity Incentive Plan and the designation of the New Board.

“Priority Tax Claim” means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

“Professional” means any professional employed by the Debtors or the Creditors Committee in the Chapter 11 Case by order of the Bankruptcy Court, excluding any of the Debtors’ ordinary course professionals.

“Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

“Pro Rata” means, at any time, the proportion that the amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or Classes, unless the Plan provides otherwise.

“Proof of Claim” means a proof of claim filed with the Bankruptcy Court in the Chapter 11 Case.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by Reorganized Idearc as of the Effective Date.

“Reinstated” means (i) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim is entitled so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (A) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, or of a kind that Section 365(b)(2) expressly does not require to be cured, (B) reinstating the maturity of such Claim as such maturity existed before such default, (C) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, (D) if such Claim arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to Section 365(b)(l)(A) of the Bankruptcy Code, compensating the holder of such Claim (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure, and (E) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim is entitled; provided, however, that any Claim that is Reinstated under the Plan shall be subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510.

“Rejection Damages Claim” means a Claim arising from any Debtor’s rejection of a contract or lease, which Claim shall be treated as a General Unsecured Claim and shall be subject to the terms and conditions set forth in the Plan.

“Reorganized Debtor” means any reorganized Debtor or its successor on or after the Effective Date.

“Reorganized Idearc” means reorganized Idearc and its successors, on and after the Effective Date.

“Reorganized Subsidiary” means a reorganized Subsidiary Debtor and its successors on or after the Effective Date.

“Reorganized Subsidiary Governing Documents” means articles or certificates of incorporation, by-laws, articles of organization, partnership agreements, operating agreements, and similar governing corporate documents with respect to a Reorganized Subsidiary, as amended or amended and restated pursuant to the Plan.

“Schedules” means, collectively, the schedules of assets and liabilities, the list of equity interests, and the statements of financial affairs filed by the Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such have been or may be amended or supplemented by the Debtors from time to time in accordance with Bankruptcy Rule 1009.

“Secured Claim” means a Claim (i) that is secured by a Lien on property in which an Estate has an interest, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of setoff; (ii) to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; (iii) the amount of which is agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim or determined, resolved, or adjudicated by final, non-appealable order of a court or other tribunal of competent jurisdiction; or (iv) that is otherwise designated as a Secured Claim pursuant to this Plan.

“Secured Credit Facility Claim” means the aggregate amount of Credit Facility Claims that are Secured Claims which (i) were, as of the Petition Date, $4.0 billion and (ii) for the purposes of this Plan, shall be Allowed in the amount of $3.75 billion (after giving effect to the $250 million adequate protection payment made pursuant to the Cash Collateral Order).  Solely for purposes of classification and treatment under this Plan, this definition also includes all Claims, Liens, 507(b) Claims (as defined in the Cash Collateral Order) and other rights that were created under the Cash Collateral Order in favor of the holders of Secured Credit Facility Claims.

“Secured Tax Claim” means a Priority Tax Claim that is also a Secured Claim, but is treated like a Priority Tax Claim pursuant to section 1129(a)(9)(D) of the Bankruptcy Code.

“Standby Purchase Agreement” means the Standby Purchase Agreement among Idearc and the Standby Purchasers, together with certain related transaction documents, previously approved by order of the Bankruptcy Court, pursuant to which the Standby Purchasers will fund cash to the Debtors in exchange for shares of New Common Stock that would otherwise be distributed to Electing Holders.

“Standby Purchasers” means Paulson & Co. Inc. and certain investment funds and accounts managed by Paulson & Co. Inc.

“Subordinated Claim” means any Claim against any of the Debtors that is subordinated pursuant to either Section 510(b) or 510(c) of the Bankruptcy Code, which includes any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.

“Subsidiary Debtors” means, collectively, Idearc Information Services LLC, Idearc Media LLC, License Application Corporation, Second License Application Corporation, Idearc Media Sales-East Co., Idearc Media Sales-East LLC, Idearc Media Sales-West Inc., Idearc Media Services-East Inc., and Idearc Media Services-West Inc, each of which is a Debtor in the Chapter 11 Case and a direct or indirect wholly-owned subsidiary of Idearc.

“Subsidiary Interest” means, collectively, all of the issued and outstanding shares of stock or membership interests of the Subsidiary Debtors, existing prior to the Effective Date, which stock and interests are owned, directly or indirectly, by Idearc.

“Substantial Contribution Claim” means a claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Case pursuant to Sections 503(b)(3), (4), or (5) of the Bankruptcy Code.

“Swap Agreement” means any Swap Agreement (as defined in the Credit Agreement) the obligations under which constitute Obligations (as defined in the Guarantee and Collateral Agreement).

“Swap Obligations” means the Debtors’ obligations for all amounts arising under Swap Agreements that have been terminated by the counter-parties thereto, estimated as of the Petition Date to be approximately $550 million (after giving effect to the adequate protection payment made pursuant to the Cash Collateral Order), and which obligations are secured pursuant to the Guarantee and Collateral Agreement on a pari passu basis with the other Credit Facility Claims and deemed indebtedness under the Credit Agreement.

“Unimpaired” means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

“Unsecured Credit Facility Claim” means the aggregate amount of Credit Facility Claims after deducting the Secured Credit Facility Claim which, for the purposes of the Plan, shall be Allowed in the amount of $3.03 billion.

“Unsecured Notes” means the 8% senior unsecured notes in the original principal amount of $2.85 billion due 2016 issued by Idearc pursuant to the Indenture.

“Unsecured Note Claim” means any Claim for outstanding principal or accrued but unpaid interest due under the Unsecured Notes, other than any Indenture Trustee Expenses, in respect of which the holder thereof has not elected to have such Claim classified as a Convenience Claim which, for the purposes of the Plan, shall be Allowed in the amount of $2.936 billion.

“Verizon” means Verizon Communications Inc., its affiliates, and its current and former officers and directors.

“Voting Deadline” means the deadline established by the Bankruptcy Court by which each holder of a Claim in Classes that are entitled to vote on the Plan must submit the ballot indicating each such holder’s vote on the Plan.

“Voting Record Date” means the date established by the Bankruptcy Court for determining the holders of Claims entitled to vote on the Plan.

2.             CLASSIFICATION OF CLAIMS AND INTERESTS

2.1           Introduction

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.  A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

2.2           Unclassified Claims

In accordance with Section 1123(a)(l) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and Secured Tax Claims have not been classified.

2.3           Classification of Claims and Interests

The classification of Claims and Interests  against the Debtors pursuant to the Plan is as follows:

Class	Claim	Status	Voting Rights

1	Other Priority Claims	Unimpaired	Not Entitled to Vote - Deemed to Accept

2	Other Secured Claims	Unimpaired	Not Entitled to Vote - Deemed to Accept

3	Secured Credit Facility Claims	Impaired	Entitled to Vote

4	Unsecured Note Claims, Unsecured Credit Facility Claims and General Unsecured Claims	Impaired	Entitled to Vote

5	Convenience Claims	Impaired	Entitled to Vote – Any Holder of a General Unsecured Claim or Unsecured Note Claim that Elects Treatment as a Convenience Claim is Deemed to Accept

6	Subordinated Claims	Impaired	Deemed to Reject

7	Idearc Interests	Impaired	Deemed to Reject

3.             TREATMENT OF CLAIMS AND INTERESTS

3.1           Unclassified Claims

(a)           Administrative Claims

With respect to each Allowed Administrative Claim, except as otherwise provided for in Section 10.1 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

(b)           Priority Tax Claims and Secured Tax Claims

Each holder of an Allowed Priority Tax Claim or an Allowed Secured Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim or an Allowed Secured Tax Claim, as shall have been determined by the Debtors, (i) regular installments payable in Cash, over a period not exceeding five years after the Petition Date, having a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (ii) such different treatment as to which the applicable Debtor and such holder have agreed in writing; provided, that such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date), than the treatment set forth in clause (i) above; or (iii) payment in full in Cash on the later of the Distribution Date or the date on which such Claim becomes an Allowed Claim.

Each holder of an Allowed Priority Tax Claim or Allowed Secured Tax Claim shall not receive any Cash or other distribution on account of a penalty on, with respect to, or arising in connection with, such Allowed Priority Tax Claims or Allowed Secured Tax Claims.  All penalties on, with respect to, or arising in connection with, any Priority Tax Claim or Secured Tax Claim shall be treated as Class 4 General Unsecured Claims.

3.2           Unimpaired Classes of Claims and Interests

(a)           Class 1:  Other Priority Claims

On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Allowed Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (A) Cash on the Effective Date equal to the unpaid portion of such Allowed Other Priority Claim or (B) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, that such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date), than the treatment set forth in clause (A) above.

(b)           Class 2: Other Secured Claims

At the election of the Debtors, either (i) the legal, equitable, and contractual rights of each holder of an Other Secured Claim will be Reinstated or (ii) each holder of an Other Secured Claim shall receive treatment so as to render Unimpaired such Other Secured Claim.

3.3           Impaired Voting Classes of Claims

(a)           Class 3:  Secured Credit Facility Claims

Each holder of an Allowed Secured Credit Facility Claim will receive, on the Effective Date and in full discharge of, in exchange for, and on account of such Allowed Secured Credit Facility Claim, its Pro Rata share of: (i) Distributable Cash; (ii) $2.75 billion in principal amount of the New Term Loans, which represents all of the New Term Loans to be issued on the Effective Date; and (iii) shares of New Common Stock representing 85% of the New Common Stock to be issued and outstanding on the Effective Date; provided, that to the extent the holder of an Allowed Secured Credit Facility Claim is an Electing Holder, pursuant to its Plan Election, such Electing Holder shall receive cash in lieu of some or all of such shares of New Common Stock, and the shares of New Common Stock subject to each Electing Holder’s Plan Election shall instead be distributed to the Standby Purchasers, in accordance with, and subject to the limitations contained in, the Plan and the Standby Purchase Agreement.

In addition, each holder of an Allowed Secured Credit Facility Claim shall retain any payment received by it pursuant to the Cash Collateral Order.  Any replacement or other Liens created pursuant to the Cash Collateral Order shall terminate and shall have no further force and effect as of the Effective Date.

Notwithstanding the foregoing, if the approximately $2.7 million of letters of credit issued under the Credit Agreement remain undrawn as of the Effective Date, the Debtors will either, with the consent of such issuing bank: (i) cash collateralize such letters of credit in an amount equal to 105% of the undrawn amount of any such letters of credit, (ii) return any such letters of credit to the issuing bank undrawn and marked “cancelled”, or (iii) provide a “back to back” letter of credit to the issuing bank in a form and issued by an institution reasonably satisfactory to such issuing bank, in an amount equal to 105% of the then undrawn amount of such letters of credit.

(b)           Class 4:  Unsecured Note Claims, Unsecured Credit Facility Claims and General Unsecured Claims

(1)  Sub-Class 1.

Each holder of an Allowed Unsecured Note Claim and each holder of an Allowed General Unsecured Claim (to the extent the holder of such General Unsecured Claim has elected treatment under this Sub-Class 1) will receive, on, or as soon as reasonably practicable after, the Effective Date and in full discharge of, in exchange for, and on account of such Allowed Claim, its Pro Rata share of (i) $120 million in Cash; (ii) shares of the New Common Stock representing 15% of the New Common Stock to be issued and outstanding on the Effective Date, provided, that to the extent the holder of an Allowed Unsecured Note Claim or Allowed General Unsecured Claim is an Electing Holder, pursuant to its Plan Election, such Electing Holder shall receive cash in lieu of some or all of such shares of New Common Stock, and the shares of New Common Stock subject to each Electing Holder’s Plan Election shall instead be distributed to the Standby Purchasers, in accordance with, and subject to the limitations contained in, the Plan and the Standby Purchase Agreement; and (iii) the first $30 million of distributions, if any, to be made from the Litigation Trust to be established on the Effective Date; provided, that all distributions in excess of $30 million, if any, to be made from the Litigation Trust shall be distributed Pro Rata to all Holders of Allowed Unsecured Credit Facility Claims, Allowed Unsecured Note Claims and Allowed General Unsecured Claims (to

the extent the holder of such General Unsecured Claim has elected treatment under this Sub-Class 1) (the “Sub-Class 1 Distribution”).  Each holder of an Allowed Unsecured Credit Facility Claim waives its rights to receive its Pro Rata share of the distributions described in clauses (i) and (ii) above and the first $30 million of distributions made pursuant to clause (iii) above on account of such Allowed Unsecured Credit Facility Claim.

(2)  Sub-Class 2.

The Reorganized Debtors shall retain $3 million from the Lenders’ share of the Distributable Cash, to be distributed to Holders of Allowed General Unsecured Claims.  Each Holder of an Allowed General Unsecured Claim will, on or as soon as reasonably practicable after the Effective Date, receive in Cash an amount equal to the lesser of (i) 25% of such Holder’s Allowed General Unsecured Claim and (ii) such Holder’s Pro Rata share of $3 million, as determined by the proportion such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims (the “Sub-Class 2 Distribution”).  Any Holder of an Allowed General Unsecured Claim may elect, by so noting on its timely executed and delivered Plan Election, to receive in lieu of its Sub-Class 2 Distribution, its Pro Rata share of the Sub-Class 1 Distribution; provided, that the Pro Rata share of $3 million attributable to all Holders of Allowed General Unsecured Claims that timely elect to receive the Sub-Class 1 Distribution shall be added to the cash component of the Sub-Class 1 Distribution described in clause (b)(1)(i) above and be distributed ratably to all Holders of Allowed Unsecured Note Claims and Allowed General Unsecured Claims that elect to receive the Sub-Class 1 Distribution.

(c)           Class 5:  Convenience Claims

Each holder of Allowed General Unsecured Claims or Allowed Unsecured Note Claims may elect, in its sole discretion, to classify all, but not less than all, of such holder’s Allowed General Unsecured Claims or Allowed Unsecured Note Claims, as applicable, as one Convenience Claim.  Each holder of an Allowed Convenience Claim or Allowed Unsecured Note Claim will receive on, or as soon as reasonably practicable after, the Effective Date and in full discharge of, in exchange for, and on account of all of such holder’s Allowed Convenience Claims or Allowed Unsecured Note Claims, as applicable, a single Cash payment equal to 25% of its Allowed Convenience Claim, up to a maximum of $2,500; provided, however, that for purposes of the Plan and the distributions to be made hereunder, the aggregate amount of distributions to holders of Convenience Claims will be limited to $2.4 million.

3.4           Impaired Nonvoting Classes of Claims and Interests

(a)           Class 6:  Subordinated Claims

Under the Plan, Subordinated Claims will not receive or retain any property on account of such Claims.  All Subordinated Claims will be discharged as of the Effective Date.

(b)           Class 7:  Idearc Interests

All Idearc Interests of any kind shall be cancelled as of the Effective Date and the holders thereof shall not receive or retain any property under the Plan on account of such Interests.

3.5           Reservation of Rights Regarding Claims

Except as otherwise explicitly provided in the Plan, including, without limitation, Sections 10.7, 10.8 and/or 10.10 hereof, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

3.6           Impairment Controversies

If a controversy arises as to whether any Claim, or any class of Claims, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

4.             ACCEPTANCE OR REJECTION OF THE PLAN

4.1           Impaired Classes of Claims and Interests Entitled to Vote

Holders of Claims in the Impaired Voting Class of Claims are entitled to vote as a Class to accept or reject the Plan.  Accordingly, the votes of holders of Claims in Classes 3 and 4 are entitled to vote with respect to the Plan; provided, however, by electing to participate in Class 5, holders of General Unsecured Claims who participate in Class 5 are deemed to have voted to accept the Plan.

4.2           Acceptance by an Impaired Class

In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least 2/3 in dollar amount and more than 1/2 in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

4.3           Presumed Acceptances by Unimpaired Classes

Claims in Classes 1 and 2 are Unimpaired under the Plan.  Under Section 1126(f) of the Bankruptcy Code, holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim holders shall not be solicited.

4.4           Classes Deemed to Reject Plan

Holders of Claims and Interests in Classes 6 and 7 are not entitled to receive or retain any property under the Plan.  Under Section 1126(g) of the Bankruptcy Code, such holders are deemed to have rejected the Plan, and the votes of such holders shall not be solicited.

4.5           Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

In view of the deemed rejection of the Plan by Classes 6 and 7, the Debtors request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code.  In addition, the Debtors are prepared to request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) with respect to Class 4, if Class 4, voting as a Class, rejects the Plan.  The Debtors reserve the right to alter, amend, or modify the Plan, the Plan Supplement, or any exhibit, in accordance with the provisions of the Plan, including, without limitation, Section 10.12 of the Plan, as necessary to satisfy the requirements of Section 1129(b) of the Bankruptcy Code.

4.6           Tabulation of Votes on a Non-Consolidated Basis

Notwithstanding Section 5.5, the Debtors will tabulate all votes on the Plan on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies Sections 1129(a)(8) and/or (10) of the Bankruptcy Code with respect to each Debtor.  For each Debtor that satisfies 1129(a)(8) and/or (10) of the Bankruptcy Code, and provided that all other requirements to confirmation of the Plan are met, the inclusion of such Debtor into a single Estate as set forth in Section 5.5 shall be deemed to occur by operation of the Plan.  For each Debtor that fails to satisfy either Sections 1129(a)(8) or (10) of the Bankruptcy Code, the inclusion of such Debtor into a single Estate pursuant to the settlement set forth in Section 5.5 shall be subject to a determination of the Bankruptcy Court that the settlement satisfies the requirements for approval under Sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, which determination may be made at the Confirmation Hearing.  If all Classes of Claims against a Debtor vote to accept the Plan, then the settlement set forth in Section 5.5 as to that Debtor shall occur without any evidentiary showing.  If one or more, but less than all, Impaired Classes of Claims against a Debtor vote to accept the Plan, then the approval of the settlement set forth in Section 5.5 as to that Debtor shall be addressed as part of satisfying the requirements of Section 1129(b) as to that Debtors’ rejecting Classes in order to implement the settlement set forth in Section 5.5 as to that Debtor.  In lieu of obtaining the approval of the settlement of intercompany Claims and related matters as contemplated by Section 5.5 with respect to any Debtor, the Debtors reserve the right to modify the Plan to appropriately address the rights of the holders of Allowed Claims against such Debtor.

4.7           Confirmation of All Cases

Except as provided in Section 10.14, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.

5.             MEANS FOR IMPLEMENTATION OF THE PLAN

5.1           Continued Corporate Existence

The Reorganized Debtors shall continue to exist after the Effective Date as separate legal entities, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated and pursuant to the New Idearc Governing Documents in the case of Reorganized Idearc, and pursuant to the Reorganized Subsidiary Governing Documents in the case of the Reorganized Subsidiaries.

5.2           Certificates of Incorporation and By-laws

The certificate or articles of incorporation, by-laws, articles of organization, or operating agreement, as applicable, of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code; and, as amended, shall constitute the New Idearc Governing Documents and the Reorganized Subsidiary Governing Documents.  The New Idearc Governing Documents shall be in the forms annexed to the Standby Purchase Agreement and the Reorganized Subsidiary Governing Documents shall be in substantially the forms of such documents included in the Plan Supplement.

5.3           New Term Loan Agreement

On the Effective Date, the New Term Loan Agreement, together with the New Term Loans and guarantees evidencing obligations of the Reorganized Subsidiary Debtors thereunder, and all other security documents, instruments, and agreements to be executed and delivered in connection therewith on the Effective Date, shall become effective.  The New Term Loans issued pursuant to the New Term Loan Agreement and all obligations under the New Term Loan Agreement and related documents shall be paid as set forth in the New Term Loan Agreement and such related documents.

5.4           Cancellation of Old Securities and Agreements

(a)           On the Effective Date, except as otherwise provided for herein, (i) the Old Securities shall be deemed extinguished, cancelled and of no further force or effect, and (ii) the obligations of the Debtors (and the Reorganized Debtors) under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any Debtor with respect to the Old Securities shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Bankruptcy Court or any Person; provided, however, that the Unsecured Notes, the Indenture and the Credit Agreement shall continue in effect solely for the purposes of (A) allowing the holders thereof to receive the distributions provided for such Claims hereunder, (B) allowing the Disbursing Agent to make distributions on account of such Claims, (C) preserving the rights of the Indenture Trustee under the Indenture, including without limitation: (i) the Indenture Trustee’s rights, if any, to pursue claims or actions against non-Debtors, (ii) the Indenture Trustee’s charging lien rights, and (iii) the Indenture Trustee’s rights with respect to compensation, reimbursement of expenses (including attorney’s fees), and indemnity under the Indenture; provided, however, that except for payment of Indenture Trustee Expenses or as otherwise provided in this Plan, the personal liability of the Debtors under the Indenture shall be discharged on the Effective Date of the Plan pursuant to 11 U.S.C. § 1141; and (D) preserving the Administrative Agent’s right to indemnification from the Debtors pursuant and subject to the terms of the Credit Agreement in respect of any claim or cause of action asserted against the Administrative Agent by a Person that is not party to the Credit Agreement; provided, however, that any claim or right to payment on account of such indemnification shall be an unsecured claim and shall not be secured in any of the assets of the Debtors, the Reorganized Debtors or their affiliates.

(b)           Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan, the Confirmation Order or under the terms of the Indenture, the Indenture Trustee and its agents shall be relieved of, and released from, all obligations associated with the Unsecured Notes arising under the Indenture or under other applicable agreements or law and the Indenture shall be deemed to be discharged.

5.5           Intercompany Claims

In settlement and compromise of certain existing and potential disputes regarding intercompany Claims and related matters, pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan treats the Debtors as comprising a single Estate solely for purposes of voting on the Plan (except as set forth in Section 4.6), confirmation of the Plan and making Distributions under the Plan in respect of Claims against the Debtors.  Such settlement and compromise shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities.  This settlement and compromise (and the treatment derived therefrom) serves only as a mechanism to effect a fair distribution of value to the Debtors’ creditors.

Reorganized Idearc will continue to own 100% of the stock of its subsidiaries, the other Debtors.  Therefore, any positive or negative effect from the forgiveness of intercompany Claims, while it may inure to the benefit or detriment of a particular Subsidiary Debtor, would have no net effect on Idearc.  Thus, the cancellation of intercompany Claims results in no net positive or negative effect on the holders of unsecured Claims in Class 4 who will receive distributions of Idearc stock in payment of their Claims regardless of which subsidiary is alleged to owe the claim.

Although the Debtors may have rights of setoff associated with intercompany claims, the Debtors have elected to treat these Claims as unsecured for purposes of settlement.  As a result of such settlement and compromise, intercompany Claims between and among the Debtors shall, solely for purposes of receiving Distributions under the Plan, be deemed resolved under the Plan and therefore neither entitled to vote on the Plan nor to receive any distributions under the Plan.

Notwithstanding the foregoing, the Debtors may otherwise restructure, in their discretion, intercompany Claims for all other purposes other than for the making of Distributions under the Plan.

5.6           Authorization and Issuance of the New Common Stock; New Term Loans

(a)           Reorganized Idearc will, subject to and in compliance with the Plan and the Standby Purchase Agreement, (i) provide for authorization of the New Idearc Governing Documents including, without limitation, the New Common Stock, (ii) issue on the Effective

Date shares of New Common Stock for distribution to holders of Allowed Secured Credit Facility Claims, which number of shares shall represent 85% of the New Common Stock to be issued and outstanding on the Effective Date; (iii) issue on the Effective Date shares of New Common Stock for distribution to holders of Allowed Unsecured Note Claims and any holder of an Allowed General Unsecured Claim who timely elects to receive in lieu of its Sub-Class 2 Distribution, its Pro Rata share of the Sub-Class 1 Distribution, which number of shares shall represent 15% of the New Common Stock to be issued and outstanding on the Effective Date; and (iv) reserve for issuance shares of New Common Stock (excluding shares that may be issuable as a result of the anti-dilution provisions thereof) for distributions of equity-based awards granted under the New Equity Incentive Plan, which shares will represent up to 10% of the New Common Stock to be issued and outstanding on the Effective Date.  A total of approximately 15 million shares of New Common Stock will be issued pursuant to clauses (ii) and (iii) above.

(b)           The New Common Stock issued under the Plan shall be subject to dilution based upon (i) the issuance of New Common Stock and the grant of equity-based awards pursuant to the New Equity Incentive Plan as set forth in Section 5.6 of the Plan, and (ii) any other shares of New Common Stock issued after the Effective Date.

(c)           The Reorganized Debtors will authorize the New Term Loans issued on the Effective Date by Reorganized Idearc and guaranteed by the Reorganized Subsidiaries pursuant to the New Term Loan Agreement.  On the Effective Date, the Reorganized Debtors and Holders of Allowed Secured Credit Facility Claims shall become parties to and bound by the terms of the New Term Loan Agreement, regardless of whether any such party actually executes the New Term Loan Agreement.  The New Term Loans will be in an aggregate principal amount equal to $2.75 billion and will mature on the sixth anniversary of the Effective Date.  The New Term Loans will bear interest at an annual rate of LIBOR (to be defined in the New Term Loan Agreement) plus 800 basis points with a LIBOR floor of 3.0%.  If at any time on or after the first year anniversary of the issuance of the Term Loans, Reorganized Idearc has a fixed charge coverage ratio (to be defined in the New Loan Agreement) of less than 1.25:1.00, then for the remaining term of the New Term Loans Reorganized Idearc will have the option to pay up to 250 basis points of the 800 basis points spread over LIBOR in kind, with the balance payable in cash.  The New Term Loans will be guaranteed by all Reorganized Subsidiaries, including the Reorganized Debtors, and will be secured by substantially all of the assets (including Cash) of the Reorganized Debtors.  The New Term Loan Agreement will provide for no mandatory amortization of the New Term Loans, but will provide for an annual cash flow sweep equal to 67.5% of free cash flow.  Reorganized Idearc will have the right to make open market purchases of a certain amount of New Term Loans, subject to terms and conditions that will be set forth in the New Term Loan Agreement.  The Debtors will use reasonable best efforts to obtain ratings on the New Term Loans from two out of the following three ratings agencies: Standard & Poor’s, Fitch Ratings or Moody’s.  The material terms and conditions of the New Term Loans are set forth in the Disclosure Statement.  The form of the New Term Loan Agreement will be filed with the Plan Supplement.

(d)           The issuance and distribution of the New Securities pursuant to the Plan shall be authorized and entitled to the protections under Section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person, except as may be required by the New Idearc Governing Documents; and all documents evidencing the same shall be executed and delivered as provided for in the Plan or the Plan Supplement.

(e)           It is intended that Reorganized Idearc will be subject to periodic filing requirements pursuant to the Exchange Act.  Pursuant to Rule 12g-3(a) of the Exchange Act, the New Common Stock will be deemed registered under Section 12(g) of the Exchange Act.  Reorganized Idearc will file with the SEC a Form 8-A to register the New Common Stock under Section 12(b) of the Exchange Act in connection with its application to list the New Common Stock for trading on NASDAQ as of the Effective Date.

(f)            Reorganized Idearc will enter into the Registration Rights Agreement, in the form annexed to the Standby Purchase Agreement, for the benefit of the Standby Purchasers and any other creditor to be issued 5% or more of the New Common Stock as of the Effective Date.  On the Effective Date, the Reorganized Debtors and all such creditors shall become parties to and bound by the terms of the Registration Rights Agreement, regardless of whether any such party actually executes the Registration Rights Agreement.

5.7           New Equity Incentive Plan; Further Participation in Incentive Plans

(a)           On the Effective Date, Reorganized Idearc shall be authorized and directed to establish and implement the New Equity Incentive Plan as of the Effective Date.  Awards granted thereunder may be in the form of stock options, stock appreciation rights, restricted stock, and other forms of equity-based awards.  The New Equity Incentive Plan shall be promulgated by the New Board for the benefit of such members of management, employees, and directors of the Reorganized Debtors as are designated by the New Board, or a committee designated by the New Board, in its sole and absolute discretion, on such terms as to timing of issuance, manner and timing of vesting, duration, individual entitlement and all other terms, as such terms are determined by the New Board in its sole and absolute discretion.  The New Equity Incentive Plan may be amended or modified from time to time by the New Board.  All decisions as to entitlement to participate after the Effective Date in any equity or equity-based plans shall be within the sole and absolute discretion of the New Board or a committee designated by the New Board.  Reorganized Idearc will reserve shares of New Common Stock (excluding shares that may be issuable as a result of the anti-dilution provisions thereof) for distributions of equity incentive awards to be granted under the New Equity Incentive Plan, which number of shares will represent up to 10% of the New Common Stock to be issued and outstanding on the Effective Date.

(b)           Any pre-existing understandings, either oral or written, between the Debtors and any current or former member of management, any employee, or any other Person as to entitlement to (i) any pre-existing equity or equity-based awards or (ii) participate in any pre-existing equity incentive plan, equity ownership plan or any other equity-based plan shall be null and void as of the Effective Date and shall not be binding on Reorganized Idearc on or following the Effective Date.

5.8           Directors and Officers of Reorganized Debtors

(a)           The New Board shall consist of not less than seven (7) individuals, and except as set forth below, all of whom (including the chairman of the New Board) shall be designated by representatives of the holders of the Allowed Secured Credit Facility Claims.  To the extent set forth in the Standby Purchase Agreement, the Standby Purchasers may also have the right to designate an additional member to the New Board.  The chief executive officer of Reorganized Idearc will also be a member of the New Board.  The New Board and committees of the New Board must satisfy the independence, financial literacy, and other requirements of applicable law and any securities exchange upon which the New Common Stock is listed.  The election of the New Board shall be approved by the Bankruptcy Court in the Confirmation Order.  Thereafter, the New Board shall be elected in accordance with the New Idearc Governing Documents.

(b)           The New Board shall appoint the directors of the Reorganized Subsidiaries to serve in their respective capacities after the Effective Date until replaced or removed in accordance with the Reorganized Subsidiary Governing Documents.

(c)           The officers of Idearc shall continue to serve in their same respective capacities after the Effective Date.  The officers of the Reorganized Subsidiaries shall continue to serve in their same respective capacities after the Effective Date.

5.9           Revesting of Assets

Except as otherwise provided herein, the property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date.  Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.  Except as specifically provided in the Plan or the Confirmation Order, as of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Claims and Interests.

5.10         Restructuring Transactions

After the Effective Date, with the consent of its Board of Directors or other applicable governing body, each of the Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate, in accordance with any applicable state law, to effect a corporate or operational restructuring of their respective businesses, to otherwise simplify the overall corporate or operational structure of the Reorganized Debtors, to achieve corporate or operational efficiencies, or to otherwise improve financial results; provided, however, that such transactions or actions are not otherwise inconsistent with the Plan, the distributions to be made under the Plan, or the New Term Loan Agreement.  Such transactions or actions may include such mergers, consolidations, restructurings, dispositions, liquidations, closures, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate.

5.11         Indemnification of Debtors’ Directors, Officers, and Employees

Upon the Effective Date, the New Idearc Governing Documents and the Reorganized Subsidiary Governing Documents shall contain provisions that, to the fullest extent permitted by applicable law, (i) eliminate the personal liability of the Debtors’ directors, officers, and key employees serving before, on, and after the Petition Date and the Reorganized Debtors’ directors, officers, and key employees serving on and after the Effective Date for monetary damages; and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify those of the Debtors’ directors, officers, and key employees serving prior to, on, and/or after the Petition Date, and the Reorganized Debtors’ directors, officers, and key employees serving on and after the Effective Date for all claims and actions, including, without limitation, for pre-Effective Date acts and occurrences.

5.12         Preservation of Rights of Action; Resulting Claim Treatment

Except for the Litigation Trust Rights and as otherwise provided in the Plan, the Confirmation Order, or the Plan Supplement, and in accordance with Section 1123(b) of the Bankruptcy Code, on the Effective Date, each Debtor or Reorganized Debtor shall retain all of its Litigation Rights that such Debtor or Reorganized Debtor may hold against any Person.  Each Debtor or Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights.

On the Effective Date, the Debtors and the Estates shall preserve and transfer to the Litigation Trust the Litigation Trust Rights, with good, clean title to such property, free and clear of all liens, charges, Claims, encumbrances and interests, to be pursued by the Litigation Trustee for the benefit of holders of Allowed Unsecured Note Claims, Allowed Unsecured Credit Facility Claims and Allowed General Unsecured Claims (to the extent the holders of such Allowed General Unsecured Claims have elected treatment under Sub-Class 1 of Class 4 of the Plan) as provided in the Plan and Litigation Trust Agreement.  The Litigation Trust will be established for the sole purpose of prosecuting the Litigation Trust Rights and distributing the proceeds thereof in accordance with the Plan and the Litigation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business.

The Litigation Trust shall be administered by the Litigation Trustee who shall be identified prior to the conclusion of the Confirmation Hearing.  The appointment of the initial Litigation Trustee and the terms of its compensation shall be subject to the approval of the Bankruptcy Court.

Upon creation of the Litigation Trust, holders of Unsecured Note Claims, Unsecured Credit Facility Claims, and General Unsecured Creditors (to the extent the holders of such General Unsecured Claims have elected the treatment under Sub-Class 1 of Class 4) in Class 4 will become the beneficiaries of the Litigation Trust as their respective interests may appear.  The Litigation Trustee may make interim distributions to beneficiaries of the Litigation Trust in the exercise of its reasonable business judgment.  Upon the settlement, conclusion of litigation and collection of all of the claims in the Litigation Trust, after the payment of all costs and expenses of collection, the Litigation Trustee must distribute the corpus of the Litigation Trust Pro Rata to the beneficiaries of the Litigation Trust.

The Litigation Trustee appointed pursuant to the Litigation Trust Agreement will, subject to the terms of the Litigation Trust Agreement, have full power, authority, and standing to prosecute, compromise, or otherwise resolve the Litigation Trust Rights.  The Reorganized Debtors will not be subject to any counterclaims with respect to the Litigation Trust Rights.

As soon as practicable after the Effective Date, the Reorganized Debtors shall transfer to the Litigation Trust $2,500,000 to pay certain of the expenses of the members of the Litigation Trust Advisory Committee and certain of the fees and expenses of the Litigation Trustee and its professionals for administering the Litigation Trust and prosecuting Litigation Trust Rights in the Litigation Trust in accordance with the Plan.  The Litigation Trustee may be able to supplement this initial funding through settlement payments and the collection of judgments, by borrowing funds to finance litigation, or by retaining contingent fee counsel.

All objections to claims shall be brought no later than 180 days after the Effective Date.  For avoidance of doubt, the Litigation Trust is a party in interest with respect to all objections to General Unsecured Claims (to the extent the holders of such General Unsecured Claims have elected treatment under Sub-Class 1 of Class 4 of the Plan) and all compromises of claim objections.  The Reorganized Debtors shall prosecute in good faith all objections to claims that constitute Litigation Rights at the expense of the Reorganized Debtors.  The Reorganized Debtors shall give reasonable notice to the Litigation Trust of all claim objections filed by the Reorganized Debtors.  Following the 90th day after the Effective Date (or with respect to a particular claim, upon such earlier date that the Reorganized Debtors advise the Litigation Trust that they do not intend to prosecute an objection to such claim), (i) the Litigation Trust, at its sole expense, shall have the right to prosecute in good faith any claim objection to any General Unsecured Claim (to the extent the holder of such General Unsecured Claim has elected treatment under Sub-Class 1 of Class 4 of the Plan) that has not been prosecuted by the Reorganized Debtors and (ii) any other affected party in interest may object to and shall have standing to object to any General Unsecured Claim.  Upon the request of the Litigation Trust and with reasonable notice, the Reorganized Debtors shall consult with the Litigation Trustee and the Litigation Trust Advisory Committee regarding objections to General Unsecured Claims (to the extent the holders of such General Unsecured Claims have elected treatment under Sub-Class 1 of Class 4 of the Plan), provide the Litigation Trustee and the Litigation Trust Advisory Committee with all reasonably requested information regarding objections to such Claims, and the Reorganized Debtors shall not compromise or settle a Claim without giving reasonable notice to the Litigation Trustee.  Neither the Litigation Trust nor the Litigation Trustee shall be required, or have any obligation, to object to any General Unsecured Claim if the holder of such General Unsecured Claim has not elected treatment under Sub-Class 1 of Class 4 of the Plan.

5.13         Exemption From Certain Transfer Taxes

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan in the United States, including any Liens granted by a Debtor or a Reorganized Debtor to secure the New Term Loans, shall not be taxed under any law imposing a stamp tax, real estate transfer tax, sales or use tax, or other similar tax.  Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the documents contained in the Plan Supplement.

5.14         Corporate Action

On the Effective Date, the adoption and filing of the New Idearc Governing Documents and the Reorganized Subsidiary Governing Documents and all actions contemplated by the Plan shall be authorized and approved in all respects pursuant to the Plan.  All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders of the Debtors or Reorganized Debtors.  On the Effective Date, the appropriate chief executive officer, president, chief financial officer, general counsel, or any other appropriate officer or director of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by the Plan, or as may be appropriate to effectuate or further evidence the transactions contemplated by the Plan, in the name of and on behalf of the Reorganized Debtors without the need for any required approvals, authorizations, or consents except for express consents required under the Plan.  Any secretary or assistant secretary of Reorganized Idearc, or any applicable Reorganized Subsidiary, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

5.15         Plan Supplement

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least ten Business Days prior to the Voting Deadline.  Upon such filing, all documents included in the Plan Supplement may be inspected via the Bankruptcy Court’s electronic filing system at https://ecf.txnb.uscourts.gov or at www.kccllc.net/idearc.  Holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request to the Debtors in accordance with Section 10.15 of the Plan.  The Debtors reserve the right to alter, amend, or modify the Plan Supplement at any time prior to the Effective Date.

6.             TREATMENT OF CONTRACTS AND LEASES

6.1           Assumed Contracts and Leases

(a)           Except as otherwise provided in the Plan, the Confirmation Order, or the Plan Supplement, as of the Effective Date, (i) any contract or lease to which a Debtor is a party as of the Petition Date shall be deemed to be and treated as though it is an executory contract or unexpired lease, as applicable, subject to Section 365 of the Bankruptcy Code; and (ii) each Debtor shall be deemed to have assumed such contracts and leases to which it is a party unless such contract or lease (w) was previously assumed or rejected upon motion by a Final Order, including, without limitation, the Final Order entered granting any Lease Rejection Motion, (x) previously expired or terminated pursuant to its own terms, (y) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition filed by a Debtor on or before the Confirmation Date; or (z) is listed on Exhibit B to the Disclosure Statement or any subsequently filed “Schedule of Rejected Executory Contracts and Unexpired Leases” to be filed by the Debtors with the Bankruptcy Court before the entry of the Confirmation Order, all of which will be rejected, as of the Effective Date, pursuant to the terms of the Plan.  The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365(a) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

(b)           Each contract and lease that is assumed shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such contract or lease and (ii) all contracts or leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

6.2           Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which each contract and lease to be assumed pursuant to the Plan is in default shall be satisfied, under Section 365(b)(l) of the Bankruptcy Code, by payment of the Cure amount.  The Debtors’ proposed Cure amounts can be found (i) via the Internet at http://www.kccllc.net/Idearc/cureamounts, or (ii) by writing to Idearc, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, by calling (866) 967-0670, or by emailing idearcinfo@kccllc.com.

If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption; provided, however, that the Reorganized Debtors shall be authorized to reject any contract or lease to the extent the Reorganized Debtors, in the exercise of their sound business judgment, conclude that the amount of the Cure obligation as determined by such Final Order, renders assumption of such contract or lease unfavorable to the Reorganized Debtors.  In the event the Reorganized Debtors so reject any previously assumed contract or lease, and such rejection gives rise to a Rejection Damages Claim, such Rejection Damages Claim arising out of such rejection shall be limited to the Allowed Rejection Damage Claim Amount.

6.3           Rejected Contracts and Leases

The Debtors reserve the right, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any contract or lease to which any Debtor is a party and to file a motion requesting authorization for the rejection of any such contract or lease.  Any contracts or leases that expire by their terms prior to the Effective Date are deemed to be rejected, unless previously assumed or otherwise disposed of by the Debtors.  As of the Effective Date, the Debtors will reject the executory contracts and unexpired leases set forth on Exhibit B to the Disclosure Statement or any “Schedule of Rejected Executory Contracts and Unexpired Leases” filed by the Debtors with the Bankruptcy Court before the entry of the Confirmation Order.

6.4           Compensation and Benefit Programs

(a)           Except to the extent (i) otherwise provided for in the Plan, (ii) previously assumed or rejected by an order of the Bankruptcy Court entered on or before the Confirmation Date, (iii) the subject of a pending motion to reject filed by a Debtor on or before the Confirmation Date, or (iv) previously terminated, all Employee Programs in effect before the Effective Date, shall be deemed to be, and shall be treated as though they are, contracts that are assumed under the Plan.  Nothing contained herein shall be deemed to modify the existing terms of Employee Programs, including, without limitation, the Debtors’ and the Reorganized Debtors’ rights of termination and amendment thereunder; provided, however, (i) the Employee Programs shall be assumed as modified so as to remove the provisions of Idearc’s tax-qualified defined contribution plan pertaining to equity interests in Idearc, and (ii) to the extent any change of control provision contained in any Employee Program would be triggered solely as a result of the transactions required for the Plan to become effective, such agreements will not be assumed unless a waiver of the change of control provision is executed by the employee having the benefit of such change of control provision, which waiver will waive any change of control that might otherwise be triggered solely as a result of the transactions required for the Plan to become effective, but will provide that any such change of control provisions will otherwise remain in full force and effect, and therefore may be triggered as a result of any transactions that occur after the Effective Date.

(b)           As of the Effective Date, any and all equity incentive plans, equity ownership plans, or any other equity-based plans entered into before the Effective Date, including Claims arising from any change of control provision therein, shall be deemed to be, and shall be treated as though they are, contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order.  Any Claims resulting from such rejection shall constitute Idearc Interests and shall be treated in accordance with Section 3.4(b) of the Plan.  For the avoidance of doubt, in no event shall this Section 6.4(b) be held to impair any Employee Program.

(c)           The Debtors and the Reorganized Debtors, as the case may be, will continue to be the contributing sponsors of the Idearc Pension Plan for Management Employees and the Idearc Pension Plan for Collectively Bargained Employees (the “Pension Plans”) as defined in section 3(35) of ERISA.  The Confirmation Order will provide that (i) the Pension Plans are subject to the minimum funding requirements of ERISA and the Code, (ii) no provision of the Plan of Reorganization, the Confirmation Order or section 1141 of the Bankruptcy Code shall, or shall be construed to, discharge, release or relieve the Debtors or any other party from any liability with respect to the Pension Plans under ERISA or the Code, and (iii) that neither the PBGC nor the Pension Plans will be enjoined from enforcing such liability as a result of any provisions in the Plan of Reorganization or the Confirmation Order for satisfaction, release or discharge of Claims.

6.5           Certain Indemnification Obligations

Indemnification Obligations owed to those of the Debtors’ directors, officers, and employees serving prior to, on, and after the Petition Date shall be deemed to be, and shall be treated as though they are, contracts that are assumed pursuant to Section 365 of the Bankruptcy

Code under the Plan, and such Indemnification Obligations (subject to any defenses thereto) shall survive the Effective Date of the Plan and remain unaffected by the Plan, irrespective of whether obligations are owed in connection with an occurrence prior to or after the Petition Date.

6.6           Extension of Time to Assume or Reject

Notwithstanding anything set forth in Article 6 of the Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is 30 days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired.  The deemed assumption provided for in Section 6.1(a) of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

6.7           Claims Arising from Assumption or Rejection

(a)           Except as otherwise provided in the Plan or by Final Order of the Bankruptcy Court, all (i) Allowed Claims arising from the assumption of any contract or lease shall be treated as Administrative Claims pursuant to Section 3.1(a) of the Plan; and (ii) Allowed Rejection Damages Claims shall be treated as General Unsecured Claims pursuant to and in accordance with the terms of Section 3.3(b) of the Plan.

(b)           If the rejection by a Debtor, pursuant to the Plan or otherwise, of a contract or lease results in a Rejection Damages Claim, then such Rejection Damages Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the Claims Agent and served upon counsel to the Reorganized Debtors on or prior to the later of (i) 30 days after entry of the order authorizing the rejection of such contract or lease and (ii) 15 days after the date designated as the rejection date in the order authorizing the rejection of such contract or lease.  The Debtors reserve their rights to object to any Rejection Damages Claim.

7.             PROVISIONS GOVERNING DISTRIBUTIONS

7.1           Distributions for Claims Allowed as of Effective Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date.  The Reorganized Debtors shall have the right, in their discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.

7.2           Distribution to Holders of Allowed Claims

(a)           Except with respect to the Unsecured Note Claims, Unsecured Credit Facility Claims and Secured Credit Facility Claims and unless otherwise agreed to between the

Debtors and the holder of an Allowed Claim, the Debtors shall make initial and interim distributions to the holders of Allowed Claims in the same manner and to the same addresses as such payments are made in the ordinary course of the Debtors’ businesses.

(b)           No distributions shall be made on Disputed Claims until and unless such Disputed Claim becomes an Allowed Claim.

(c)           In order to permit initial and interim distributions under the Plan, the Debtors or the Reorganized Debtors shall establish reasonable reserves for Disputed Claims; provided that the Debtors or the Reorganized Debtors, as applicable, shall not be required to reserve for any duplicative Secured Credit Facility Claims, Unsecured Credit Facility Claims or Unsecured Note Claims.

(d)           On the Effective Date, distributions to (i) holders of Allowed Unsecured Note Claims shall be delivered to the Indenture Trustee or, if directed by the Indenture Trustee, will be delivered to the Disbursing Agent for distribution to such holders, and (ii) holders of Allowed Secured Credit Facility Claims and Unsecured Credit Facility Claims shall be delivered to the Administrative Agent or, if directed by the Administrative Agent, will be delivered to the Disbursing Agent for distribution to such holders.

(e)           On or before the Effective Date, the Debtors shall designate the Person (whether Reorganized Idearc or an independent third party) to serve as the Disbursing Agent under the Plan on mutually agreeable terms and conditions.  If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from Reorganized Idearc.  No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

7.3           Calculation of Distribution Amounts of New Common Stock

No fractional shares of New Common Stock shall be issued or distributed under the Plan.  Each Person entitled to receive New Common Stock shall receive the total number of whole shares of New Common Stock to which such Person is entitled.  Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of shares of New Common Stock, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number.  Notwithstanding the foregoing, whenever rounding to the next lower whole number would result in such Person receiving zero shares of New Common Stock, such Person shall receive one share of New Common Stock.

7.4           Application of Distribution Record Date

At the close of business on the Distribution Record Date, the transfer ledgers for the Unsecured Notes, the indebtedness under the Credit Agreement and the obligations under the Swap Agreements shall be closed, and there shall be no further changes in the record holders of such indebtedness.  The Reorganized Debtors, the Disbursing Agent, the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize the transfer of any Unsecured Notes, indebtedness under the Credit Agreement or Swap Agreements occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

7.5           Withholding and Reporting Requirements

In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any such withholding tax obligations imposed on the Disbursing Agent by any governmental unit, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has either made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such withholding tax obligations, or timely provided the Disbursing Agent with either an IRS Form W-9 or an applicable IRS Form W-8 certifying that such holder is not subject to U.S. Federal withholding tax with respect to such distribution.  Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution to be held by the Indenture Trustee or the Disbursing Agent, as the case may be, until such time as the Disbursing Agent is satisfied with the holder’s arrangements for any withholding tax obligations.

7.6           Setoffs

Except for any Claim that is expressly Allowed under the Plan, the Reorganized Debtors may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

7.7           Allocation of Distributions

All distributions received under the Plan by holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued but unpaid interest, if any, with respect to such Claim.

8.             CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

8.1           Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:

(a)           an order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code shall have been entered;

(b)           the Bankruptcy Court shall have entered an Order, which may be the Confirmation Order, in both the Chapter 11 Case and the applicable adversary proceeding, approving the settlement of the adversary proceeding styled The Official Committee of Unsecured Creditors, on behalf of Idearc Inc., Plaintiff, v. JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (Adversary No. 09-03248) (BJH) and related litigation described in the Joint Motion of Official Committee of Unsecured Creditors, Debtors, JPMorgan Chase Bank, N.A., as Agent, and Certain MatlinPatterson Entities, Pursuant to Sections 105(a), 1128 and 1129 of the Bankruptcy Code and Fed. R. Bankr. P. 9019(a), for an Order Approving Global Settlement in Support of Plan of Reorganization; and

(c)           the proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors, the Administrative Agent and the Creditors Committee.

8.2           Conditions to Effective Date

The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section 8.3 of the Plan:

(a)           the Confirmation Order shall have been entered in form and substance reasonably satisfactory to the Debtors, the Administrative Agent and the Creditors Committee, and shall, among other things:

(i)            provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including without limitation, to enter into, implement, and perform under the contracts, instruments,  and other agreements or documents created in connection with the Plan;

(ii)           execute the New Term Loan Agreement;

(iii)          authorize the issuance of the New Securities pursuant to Section 1145 of the Bankruptcy Code; and

(iv)          provide that, notwithstanding Rule 3020(e) of the Bankruptcy Rules, the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan;

(b)           the Confirmation Order shall not then be stayed, vacated, or reversed;

(c)           the New Idearc Governing Documents, the Reorganized Subsidiary Governing Documents and the New Term Loan Agreement shall be in form and substance reasonably satisfactory to the Debtors, the Administration Agent and the Creditors Committee, and, to the extent any of such documents contemplates execution by one or more Persons, any such document shall have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;

(d)           all material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of the Plan shall have been obtained; and

(e)           all material actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

8.3           Waiver of Conditions

Each of the conditions set forth in Sections 8.1 and 8.2 of the Plan, with the express exception of the conditions contained in Section 8.1(a) and Sections 8.2(a)(i), (ii), and (iii), and (b), may be waived in whole or in part by the Debtors without any notice to parties in interest or the Bankruptcy Court and without a hearing; provided, however, that such waiver will not be effective without the consent of the Administrative Agent and the Creditors Committee, which consent shall not be unreasonably withheld or delayed.

9.             RETENTION OF JURISDICTION

9.1           Scope of Retention of Jurisdiction

Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:

(a)           with respect to Filed Claims or to the extent necessary with respect to other Claims, allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)           hear and determine all applications for Professional Fees and Substantial Contribution Claims; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(c)           hear and determine all matters with respect to contracts or leases or the assumption or rejection of any contracts or leases to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary and without limitation, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(d)           effectuate performance of and payments under the provisions of the Plan;

(e)           hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case or the Litigation Rights;

(f)            enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and execute and implement all contracts, instruments and other agreements or documents created in connection with the Plan or the Confirmation Order;

(g)           hear and determine any disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including, without limitation, disputes arising under agreements, documents, or instruments executed in connection with the Plan, provided, however, that any dispute arising under or in connection with the New Term Loan Agreement shall be dealt with in accordance with the provisions thereof;

(h)           consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j)            enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k)           hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

(l)            enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;

(m)          except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

(n)           hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

(o)           hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

(p)           hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(q)           enter a final decree closing the Chapter 11 Case.

9.2           Failure of the Bankruptcy Court to Exercise Jurisdiction

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section 9.1 of the Plan, the provisions of this Article 9 shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

10.          MISCELLANEOUS PROVISIONS

10.1         Professional Fee Claims and Substantial Contribution Claims

All final requests for payment of Professional Fee Claims and any Substantial Contribution Claims must be filed and served on the Reorganized Debtors, their counsel, counsel to the Administrative Agent and other necessary parties in interest no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Objections to such requests for payment must be filed and served on the Reorganized Debtors, their counsel, counsel to the Administrative Agent, other necessary parties in interest and the requesting Professional or other entity no later than 20 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for payment was served.

10.2         Dissolution of Creditors Committee

The Creditors Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Section 1103 of the Bankruptcy Code.  On the Effective Date, the Creditors Committee shall be dissolved, the Creditors Committee’s members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Case or the Plan and its implementation, and the retention or employment of the Creditors Committee’s attorneys, accountants, professionals, and other agents shall terminate, except with respect to (a) all Professional Fee Claims, (b) any Substantial Contribution Claims, and (c) any appeals of the Confirmation Order.

10.3         Payment of Statutory Fees

All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date shall be paid by the Reorganized Debtors.  The obligation of each of the Reorganized Debtors to pay quarterly fees to the Office of the United States Trustee pursuant to Section 1930 of Title 28 of the United States Code shall continue until such time as a particular Chapter 11 Case is closed, dismissed or converted.

10.4         Successors and Assigns and Binding Effect

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person, including, without limitation, the Reorganized Debtors and all other parties in interest in the Chapter 11 Case.

10.5         Compromises and Settlements

From and after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and/or Litigation Rights (other than Litigation Trust Rights) and other claims that they may have against other Persons without any further approval by the Bankruptcy Court.  Until the Effective Date, the Debtors expressly reserve the right to compromise and settle Claims against them and Litigation Rights (other than Litigation Trust Rights) or other claims that they may have against other Persons, subject to the approval of the Bankruptcy Court if, and to the extent, required.

10.6         Releases and Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among the holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Article 3 of the Plan.  Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The Debtors reserve all rights to equitably subordinate any Claim against the Debtors to other Claims against the Debtors, and the Litigation Trust reserves all rights to equitably subordinate any Claim against the Debtors in Sub-Class 1 of Class 4 to other Claims against the Debtors in Sub-Class 1 of Class 4; provided, however, nothing shall permit the Debtors or the Litigation Trust to subordinate any Allowed Unsecured Note Claims (other than claims held by Verizon or subject to §510(b) of the Bankruptcy Code), or any Allowed Credit Facility Claim (other than claims held by Verizon).

10.7         Releases by Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors and any Person seeking to exercise the rights of the Debtors or the Debtors’ Estates, including, without limitation, any successor to the Debtors or the Debtors’ Estates or any Estate representative appointed or selected pursuant to Section 1123(b)(3) of the Bankruptcy Code (“Estate Representative”), shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code, including, without limitation, any fraudulent transfer or other claims related to the spin-off of the Debtors from Verizon), and liabilities whatsoever, including for negligence, but excluding for willful misconduct, or gross negligence, in connection with or related to the

Debtors, the Chapter 11 Case, or the Plan (other than the rights of the Debtors, the Reorganized Debtors or any Estate Representative to enforce the Plan and the contracts, instruments, and other agreements or documents delivered thereunder), and that may be asserted by or on behalf of the Debtors, the Estates, the Reorganized Debtors, or any Person seeking to exercise the rights of the Debtors or the Debtors’ Estates, including, without limitation, an Estate Representative, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, or the Plan, and that may be asserted by or on behalf of the Debtors, the Estates, the Reorganized Debtors or any Person seeking to exercise the rights of the Debtors or the Debtors’ Estates, including, without limitation, an Estate Representative, against (i) any of the other Debtors and any of the Debtors’ non-Debtor subsidiaries, (ii) any of the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving during the pendency of the Chapter 11 Case (but only to the extent in excess of insurance coverage), (iii) any current Professionals of the Debtors (including, without limitation, current financial advisors, attorneys, investment bankers, accountants, consultants or other professionals, agents and their successors and assigns), (iv) the Administrative Agent, the Lenders (except the current or former officers and directors of the Debtors as holders of Credit Facility Claims, but subject to the release granted in clause (ii) above) and their respective professionals (including, without limitation, financial advisors, attorneys, investment bankers, accountants, consultants or other professionals, agents and their respective successors and assigns), (v) the members (but not in their individual capacities) and Professionals of the Creditors Committee, (vi) the Holders of Unsecured Note Claims (except the current and former officers and directors of the Debtors as holders of such claims, but subject to the release granted in clause (ii) above), (vii) the Indenture Trustee and its respective professionals (including, without limitation, financial advisors, attorneys, investment bankers, accountants, consultants or other professionals, agents and their respective successors and assigns), and (viii) with respect to each of the above-named Persons, such Person’s principals, employees, agents, affiliates, current and former officers and directors (but, in the case of current and former officers and directors of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, only to the extent in excess of insurance coverage); provided, however, that nothing in this Section 10.7 shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any employee (other than any director or officer) that is based upon an alleged breach of a confidentiality, noncompete or any other contractual or fiduciary obligation owed to the Debtors or the Reorganized Debtors.  Notwithstanding anything contained herein, the Plan does not release the claims of any Person against Verizon or Houlihan, Lokey, Howard and Zukin Financial Advisors, Inc.

10.8         Discharge of the Debtors; Other Releases

(a)           Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for a complete discharge of all Claims of any nature whatsoever against the Debtors, or any of their assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims, and upon the Effective Date the Debtors, and each of them, shall be deemed discharged under Section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, without limitation, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (i) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (iv) the holder of a Claim based upon such debt accepted the Plan.

(b)           As of the Effective Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Idearc Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

(c)           As of the Effective Date, each holder of a Claim that affirmatively checks the box on their ballot titled “Third-Party Release Pursuant to Plan” will forever release, waive and discharge all Claims, obligations, suits, judgments, remedies, damages, demands, debts, rights, causes of action, and liabilities whatsoever against the Reorganized Debtors, the officers, directors and employees of the Debtors who were either serving in such capacities as of the Confirmation Date, or who had served in such capacities during the Chapter 11 Case, the officers, directors and employees of the Reorganized Debtors serving in such capacity after the Effective Date, the Administrative Agent and the Lenders and, with respect to each of the above-named Persons, such Person’s principals, employees, agents, affiliates, current and former officers, current and former directors, financial advisors, attorneys, investment bankers, accountants, consultants and other professionals, agents and any of their successors and assigns, arising under or in connection with or related to the Debtors, the Estates, the conduct of the Debtors’ business, the Chapter 11 Case, the Plan or the Reorganized Debtors (other than the rights under the Plan and the contracts, instruments and other agreements or documents delivered or to be delivered under the Plan) or the Reorganized Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence, taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Case, the Plan or the Reorganized Debtors.  Notwithstanding anything contained herein, the Plan does not release the claims of any Person against Verizon or Houlihan, Lokey, Howard and Zukin Financial Advisors, Inc.

(d)           Notwithstanding any provision of the Plan or the Confirmation Order to the contrary, neither the Plan nor the Confirmation Order will release, discharge or exculpate the Debtors, the Reorganized Debtors or any third party from any debt owed to the Pension Plans or the PBGC under ERISA or the Code or enjoin or prevent the Pension Plans and the PBGC from collecting any such liability from a liable party.

10.9         Injunction

(a)           Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, and their respective subsidiaries or their property or any Person seeking to exercise the rights of the Debtors or the Debtors’ Estates (including, without limitation, any Estate Representative) on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors or any Person seeking to exercise the rights of the Debtors or the Debtors’ Estates (including, without limitation, any Estate Representative); or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

(b)           Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, or may hold, a Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released pursuant to Sections 10.6, 10.7, or 10.10 of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, terminated Interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities against any Person released pursuant to Sections 10.6, 10.7 and 10.10: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

(c)           Without limiting the effect of the foregoing provisions of this Section 10.9 upon any Person, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 10.9.  Notwithstanding anything contained herein, the injunction provided herein does not apply to the claims of any Person against Verizon or Houlihan, Lokey, Howard and Zukin Financial Advisors, Inc.

10.10       Exculpation and Limitation of Liability

(a)           None of the Debtors, the Reorganized Debtors or their respective subsidiaries, the Creditors Committee, the Administrative Agent or the Lenders, the Indenture Trustee, the Holders of Unsecured Note Claims, or any of their respective principals, employees, agents, affiliates, current and former officers, current and former directors, financial advisors, attorneys, investment bankers, accountants, consultants and other professionals, agents and any of their successors and assigns, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including acts or omissions which are the result of negligence, but excluding acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

(b)           Notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective agents, employees, representatives, advisors, attorneys, or affiliates, and none of their respective successors or assigns shall have any right of action against any Debtor, any Reorganized Debtor, any of its subsidiaries, the Administrative Agent or the Lenders, the Creditors Committee, the Indenture Trustee, the Holders of Unsecured Note Claims, or any of their respective present or former principals, employees, agents, affiliates, current and former officers, current and former directors, financial advisors, attorneys, investment bankers, accountants, consultants and other professionals, agents and any of their successors and assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including acts or omissions which are the result of negligence but excluding acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code.

10.11       Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

10.12       Modifications and Amendments

The Debtors may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.  After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

10.13       Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

10.14       Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

10.15       Notices

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i)

certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

For the Debtors:

Idearc Inc.

2200 West Airfield Drive

P.O. Box 619810

D/FW Airport, Texas 75261

Facsimile:  (972) 453-6869

Attention:  General Counsel

with copies to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas  75201-2784

Facsimile: (214) 855-8200

Attention:  Toby L. Gerber

10.16       Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Rule 9006(a) of the Bankruptcy Rules shall apply.

[Signature Page Follows]

Dated: December 21, 2009		Idearc Inc.
Idearc Information Services LLC
Idearc Media LLC
License Application Corporation
Second License Application Corporation
Idearc Media Sales-East Co.
Idearc Media Sales-East LLC
Idearc Media Sales-West Inc.
Idearc Media Services-East Inc.
Idearc Media Services-West Inc.

	By:	/s/ Samuel D. Jones
Samuel D. Jones
Executive Vice President, Chief Financial
Officer and Treasurer, Idearc Inc.

Toby L. Gerber (SBT 07813700)

Kristian W. Gluck (SBT 24038921

Ryan E. Manns (SBT 24041391)

FULBRIGHT & JAWORSKI L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas  75201-2784

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

and

Berry D. Spears (SBT 18893300)

Anna Maria Mendez (SBT 24055960)

FULBRIGHT & JAWORSKI L.L.P.

600 Congress Avenue, Suite 2400

Austin, Texas  78701-3271

Telephone: (512) 474-5201

Facsimile: (512) 536-4598

Signature Page